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FOR IMMEDIATE RELEASE
November 8, 2018
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS
THIRD QUARTER 2018 RESULTS

•	Third quarter net income totaled $5.5 million or $0.34 per share

•	Eastern Shore Natural Gas Company (“Eastern Shore”) and Peninsula Pipeline Company (“Peninsula Pipeline”) expansions added $3.6 million in gross margin* for the quarter

•
Continued growth in the natural gas transmission operations during the third quarter was offset by seasonality, slightly lower propane margins and lower results for Peninsula Energy Services Company, Inc. ("PESCO") as it continues to build its platform for future growth

•	Year-to-date results continue to be strong as net income rose by $6.8 million ($0.40 per share) to $38.8 million or $2.36 per share

•
Higher year-to-date earnings are a result of continued growth and expansion in natural gas operations, as well as growth in electric and propane operations and reduced federal income taxes for the unregulated energy businesses

•	As a result of the Tax Cuts and Jobs Act ("TCJA"), the Company year-to-date has passed through approximately $7.5 million in lower federal income taxes to regulated energy customers

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced third quarter financial results. The Company's net income for the quarter ended September 30, 2018 was $5.5 million, compared to $6.8 million for the same quarter of 2017. Earnings per share ("EPS") for the quarter ended September 30, 2018 were $0.34, compared to $0.42 per share for the same quarter of 2017 although year-to-date performance remains strong (as discussed below). During the third quarter, continued growth in the natural gas transmission operations was offset by seasonality, lower propane margins and lower operating income for PESCO.
For the nine months ended September 30, 2018, the Company reported net income of $38.8 million, or $2.36 per share. This represents an increase of $6.8 million or $0.40 per share compared to the same period in 2017. Higher year-to-date earnings reflect continued growth and expansion in the Company's natural gas operations, as well as growth in electric and propane operations and the benefit of the lower effective federal income tax rate from the TCJA on unregulated energy earnings. The results also reflect more normal weather during the nine months ended September 30, 2018. A detailed discussion of operating results begins on page 3.
“Our strong, disciplined capital investment strategy continues to expand the safe, clean, reliable energy services we provide to our customers and produce quarterly and year-to-date earnings growth in our Regulated Energy segment and year-to-date earnings growth in our Unregulated Energy segment’s propane operations and natural gas supply services,” stated Michael P. McMasters, President and Chief Executive Officer. “Our outlook for the year remains in line with our beginning of the year guidance.” Mr. McMasters added. “Our significant growth in 2018 and industry-leading growth over the past ten years result directly from our employees’ persistent efforts to find and develop new regulated and unregulated energy opportunities for growth.”

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Significant Items Impacting Earnings
Results for the three and nine months ended September 30, 2018 were impacted by the following significant items:

For the period ended September 30,	Third quarter		Year-to-date
	Net Income	EPS	Net Income	EPS
(in thousands, except per share data)
Reported (GAAP) Earnings	$5,538	$0.34	$38,779	$2.36
Less: Realized Mark-to-Market ("MTM") gain	—	—	(4,008)	(0.24)
Add: Non-recurring separation expenses associated with a former executive	—	—	1,421	0.09
Adjusted (Non-GAAP) Earnings*	$5,538	$0.34	$36,192	$2.21
Excluding both the one-time separation expenses for a former executive and the realized MTM gain recorded by the Company’s natural gas marketing subsidiary, PESCO, during the first quarter, which offsets a comparable MTM loss in the fourth quarter of 2017, EPS for the nine months ended September 30, 2018 would have been $2.21, an increase of 12.8 percent over EPS of $1.96 for the nine months ended September 30, 2017.
*This press release includes references to non-Generally Accepted Accounting Principles ("GAAP") financial measures, including gross margin, adjusted earnings and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.
The Company calculates "gross margin" by deducting the cost of sales from operating revenue. Cost of sales includes the purchased fuel cost for natural gas, electricity and propane, and the cost of labor spent on direct revenue-producing activities and excludes depreciation, amortization and accretion. Other companies may calculate gross margin in a different manner. Gross margin should not be considered an alternative to operating income or net income, both of which are determined in accordance with GAAP. The Company believes that gross margin, although a non-GAAP measure, is useful and meaningful to investors as a basis for making investment decisions. It provides investors with information that demonstrates the profitability achieved by the Company under its allowed rates for regulated operations and under its competitive pricing structures for unregulated businesses. The Company's management uses gross margin in measuring its business units' performance. This press release also includes gross margin that excludes the impact of unusual items, such as the pass-through to customers of lower federal income taxes resulting from TCJA. The Company calculates "adjusted earnings” by adjusting reported (GAAP) earnings to exclude the impact of certain significant non-cash items, including the impact of realized MTM gains (losses) and one-time charges, such as severance charges, and calculates “adjusted EPS” by dividing adjusted earnings by the weighted average common shares outstanding.

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Operating Results for the Quarters Ended September 30, 2018 and 2017

Consolidated Results

	Three Months Ended September 30,
(in thousands)	2018	2017	Change	Percent Change
Gross margin before the TCJA impact	$65,111	$60,076	$5,035	8.4%
Pass-through of lower taxes to regulated energy customers	(1,993)	—	(1,993)	N/A
Gross margin	63,118	60,076	3,042	5.1%
Depreciation, amortization and property taxes	14,702	13,181	1,521	11.5%
Other operating expenses	36,380	32,263	4,117	12.8%
Operating income	$12,036	$14,632	$(2,596)	(17.7)%

Operating income during the third quarter of 2018 decreased by $2.6 million, or 17.7 percent, compared to the same period in 2017. Pass-through of lower taxes to regulated energy customers as a result of the TCJA, reduced margin and operating income by approximately $2.0 million, and were offset by an equal reduction in income taxes. Excluding the impact of the pass-through of lower taxes, operating income decreased by $603,000, or 4.1 percent. Gross margin before the effect of TCJA, increased by $5.0 million, or 8.4 percent, while other operating expenses increased by $5.6 million.

Regulated Energy Segment

	Three Months Ended September 30,
(in thousands)	2018	2017	Change	Percent Change
Gross margin before the TCJA impact	$53,262	$46,909	$6,353	13.5%
Pass-through of lower taxes to regulated energy customers	(1,993)	—	(1,993)	N/A
Gross margin	51,269	46,909	4,360	9.3%
Depreciation, amortization and property taxes	12,085	10,782	1,303	12.1%
Other operating expenses	23,269	20,604	2,665	12.9%
Operating income	$15,915	$15,523	$392	2.5%
Operating income for the Regulated Energy segment increased by $392,000, or 2.5 percent, in the third quarter of 2018 compared to the same period in 2017. This increase was driven by a $6.4 million increase in gross margin, before the impact of the TCJA pass-through discussed above, offset by $4.0 million in higher depreciation and other operating expenses associated with the margin growth. Third quarter gross margin and operating income were also impacted by customer refunds of $2.0 million, due to the pass-through of lower taxes to regulated energy customers as a result of the TCJA. This decrease in margin and operating income was offset by an equal reduction in income tax expense. Excluding the estimated pass-through to customers of lower taxes, operating income increased by $2.4 million, or 15.4 percent. This increase in operating income reflects continued growth in the natural gas and electric distribution operations, expansions at Peninsula Pipeline and Eastern Shore, as well as the implementation of new rates for Eastern Shore.

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The key components of the increase in gross margin are shown below:

(in thousands)	Margin Impact
Eastern Shore and Peninsula Pipeline service expansions	$3,616
Implementation of Eastern Shore settled rates	1,161
Natural gas growth (including customer and consumption growth, but excluding service expansions)	734
Florida electric reliability/modernization program	464
Gas Reliability and Infrastructure Program ("GRIP") in Florida	329
Other	49
Total	6,353
Less: Pass-through to regulated energy customers of lower taxes resulting from TCJA*	(1,993)
Quarter over quarter increase in gross margin	$4,360
*As a result of the TCJA and ensuing directives by federal and state regulatory commissions, the Company reserved or refunded to customers of its regulated businesses an estimated $2.0 million during the third quarter of 2018. In some jurisdictions, refunds have been made to customers, while in other jurisdictions, the Company has established reserves until final agreements are approved and permanent changes are made to customer rates. The reserves and lower customer rates are equal to the estimated reduction in federal income taxes due to the TCJA and have no material impact on after-tax earnings from the Regulated Energy segment.

The major components of the increase in other operating expenses are as follows:

(in thousands)	Other Operating Expenses
Outside services, facilities and maintenance costs to maintain system integrity and support growth	$1,195
Depreciation, amortization and property taxes associated with recent capital projects	1,303
Benefits and other employee-related expenses(1)	530
Payroll expense (increased staffing and annual salary increases)	446
Early termination of facility lease due to consolidation of operations facilities	323
Other	171
Quarter over quarter increase in other operating expenses	$3,968
(1) Since the Company self-insures for healthcare costs, benefits costs fluctuate depending upon filed claims.
As previously disclosed, the Company expects the current expense run rate to continue for the remainder of the year, with the exception of the early lease termination. This expense reflects the payment of all remaining costs for one of the Company's former operations facilities, which has been replaced by the new Energy Lane Service Center, which opened during the third quarter of 2018.

Unregulated Energy Segment

	Three Months Ended September 30,
(in thousands)	2018	2017	Change	Percent Change
Gross margin	$11,933	$13,272	$(1,339)	(10.1)%
Depreciation, amortization and property taxes	2,578	2,360	218	9.2%
Other operating expenses	13,288	11,863	1,425	12.0%
Operating income	$(3,933)	$(951)	$(2,982)	(313.6)%

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Given the imbalance adjustments in the third quarter of 2018 and the increased infrastructure built for PESCO to support its growth and to ensure continued risk management, the Company is presenting PESCO’s results separate from the rest of its Unregulated Energy segment:

(in thousands)	Unregulated Segment excluding PESCO
Three Months Ended September 30,	2018	2017	Change	Percent Change
Gross margin	$11,202	$11,912	$(710)	(6.0)%
Depreciation, amortization and property taxes	2,424	2,281	143	6.3%
Other operating expenses	11,567	10,519	1,048	10.0%
Operating loss	$(2,789)	$(888)	$(1,901)	(214.1)%

Excluding PESCO, operating loss for the Unregulated Energy segment increased by $1.9 million for the three months ended September 30, 2018, compared to the same period in 2017. The increased operating loss was driven by a $710,000 decrease in gross margin, accompanied by $1.2 million in higher operating expenses. The reduction in margin is largely as a result of lower margins per gallon and the timing of deliveries for the Florida propane distribution operations as a result of accelerated deliveries of propane attributable to Hurricane Irma in the third quarter of 2017 and lower margins per gallon for the Mid-Atlantic propane distribution operations.
The major components of the decrease in gross margin (excluding PESCO results) are shown below:

(in thousands)	Margin Impact
Propane retail operations - decreased margins driven by lower prices per gallon	$(469)
Unregulated Energy customer consumption decrease	(374)
Other	133
Quarter over quarter decrease in gross margin	$(710)
Operating expenses were higher because of additional personnel, systems and outside services to support growth in these businesses, as well as higher incentive compensation associated with accruals for the year-to-date performance.
The major components of the increase in other operating expenses are as follows:

(in thousands)	Other Operating Expenses
Payroll expense (increased staffing and annual salary increases)	$308
Outside services to support growth and facilities and maintenance costs as a result of ongoing compliance activities	275
Benefits and other employee-related expenses(1)	228
Incentive compensation costs (based on period-over-period results)	176
Depreciation, amortization and property tax costs due to new capital investments	144
Other	60
Quarter over quarter increase in other operating expenses	$1,191
(1) Since the Company self-insures for healthcare costs, benefits costs fluctuate depending upon filed claims.

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Many of the increased expenses highlighted above are fixed and; since third quarter margins are typically lower due to the seasonal nature of the Company's businesses, the increases have a more significant impact on quarterly operating losses. The Company expects the current expense run rate to continue for the remainder of the year.

PESCO results

	Three Months Ended September 30,
(in thousands)	2018	2017	Change	Percent Change
Gross margin	$731	$1,360	$(629)	(46.3)%
Depreciation, amortization and property taxes	154	79	75	94.9%
Other operating expenses	1,721	1,344	377	28.1%
Operating loss	$(1,144)	$(63)	$(1,081)	(1,715.9)%

For the three months ended September 30, 2018, PESCO's gross margin was lower by $629,000 compared to the same period in 2017. The decreased margin reflected the impact of the timing and true-up of various imbalance positions with pipelines. The increased operating expenses reflected additional planned expenses incurred to build out the staff, infrastructure and risk management systems as PESCO executes its growth strategy.
Operating Results for the Nine Months Ended September 30, 2018 and 2017
Consolidated Results

	Nine Months Ended September 30,
(in thousands)	2018	2017	Change	Percent Change
Gross margin before the TCJA impact	$229,208	$204,649	$24,559	12.0%
Pass-through of lower taxes to regulated energy customers	(7,530)	—	(7,530)	N/A
Gross margin	221,678	204,649	17,029	8.3%
Depreciation, amortization and property taxes	42,149	38,416	3,733	9.7%
Non-recurring executive separation expenses	1,548	—	1,548	N/A
Other operating expenses	112,291	102,441	9,850	9.6%
Operating income	$65,690	$63,792	$1,898	3.0%

Operating income, for the nine months ended September 30, 2018, increased by $1.9 million, or 3.0 percent, compared to the same period in 2017. This increase was driven by a $24.6 million, or 12.0 percent, increase in gross margin, which was partially offset by a $3.7 million increase in depreciation, amortization and property taxes, a $9.9 million increase in other operating expenses and a $7.5 million pass-through to regulated energy customers of lower taxes associated with the TCJA, which were offset by an equivalent reduction in income tax expenses for the Regulated Energy segment. Excluding the estimated pass-through of lower taxes to customers, operating income increased by $9.4 million, or 14.8 percent.

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Regulated Energy Segment

	Nine Months Ended September 30,
(in thousands)	2018	2017	Change	Percent Change
Gross margin before the TCJA impact	$170,456	$151,147	$19,309	12.8%
Pass-through of lower taxes to regulated energy customers	(7,530)	—	(7,530)	N/A
Gross margin	162,926	151,147	11,779	7.8%
Depreciation, amortization and property taxes	34,402	31,411	2,991	9.5%
Other operating expenses	71,594	66,732	4,862	7.3%
Operating income	$56,930	$53,004	$3,926	7.4%
Operating income for the Regulated Energy segment increased by $3.9 million, or 7.4 percent, for the nine months ended September 30, 2018 compared to the same period in 2017. This increase was driven by a $19.3 million increase in gross margin before the impact of the TCJA discussed above, which was partially offset by $7.9 million in higher depreciation and other operating expenses associated with gross margin growth. Excluding the estimated pass-through of lower taxes to customers, operating income increased by $11.4 million, or 21.6 percent. This increase in operating income was generated from continued growth in the natural gas and electric distribution operations, expansions at Peninsula Pipeline and Eastern Shore, as well as the implementation of new rates for Eastern Shore and more normal weather conditions.
The key components of the increase in gross margin are shown below:

(in thousands)	Margin Impact
Implementation of Eastern Shore settled rates	$6,256
Eastern Shore and Peninsula Pipeline service expansions	5,966
Natural gas growth (including customer and consumption growth but excluding service expansions)	4,098
Return to more normal weather	1,498
Florida electric reliability/modernization program	1,231
Florida GRIP	931
Other	(671)
Total	19,309
Less: Pass-through of lower taxes to regulated energy customers*	(7,530)
Period-over-period increase in gross margin	$11,779
*As a result of the TCJA and ensuing directives by federal and state regulatory commissions, the Company reserved or refunded to customers of its regulated businesses an estimated $7.5 million during the first nine months of 2018. In some jurisdictions, refunds have been made to customers, while in other jurisdictions, the Company has established reserves until agreements are approved and permanent changes are made to customer rates. The reserves and lower customer rates are equal to the estimated reduction in federal income taxes due to the TCJA and have no material impact on after-tax earnings from the Regulated Energy segment.

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The major components of the increase in other operating expenses are as follows:

(in thousands)	Other Operating Expenses
Depreciation, amortization and property taxes associated with recent capital projects	$2,991
Payroll expense (increased staffing and annual salary increases)	1,857
Facilities and maintenance costs to maintain system integrity	1,507
Regulatory expenses	(536)
Incentive compensation costs (based on period-over-period results)	401
Other operating expenses including vehicle, credit collections, other taxes, sales and advertising costs	356
Early termination of facility lease due to consolidation of operations facilities	323
Benefits and other employee-related expenses(1)	307
Other	647
Period-over-period increase in other operating expenses	$7,853
(1) Since the Company self-insures for healthcare costs, benefits costs fluctuate depending upon filed claims.

Unregulated Energy Segment

	Nine Months Ended September 30,
(in thousands)	2018	2017	Change	Percent Change
Gross margin	$59,149	$53,827	$5,322	9.9%
Depreciation, amortization and property taxes	7,637	6,884	753	10.9%
Other operating expenses	41,271	36,317	4,954	13.6%
Operating income	$10,241	$10,626	$(385)	(3.6)%

Given the impact of the MTM gain recorded by PESCO in the first quarter of 2018 and the increased infrastructure the Company has built for PESCO to support its growth and to ensure appropriate risk management, the Company is also presenting PESCO’s year-to-date results separate from the rest of its Unregulated Energy segment:

(in thousands)	Unregulated Segment excluding PESCO
Nine Months Ended September 30,	2018	2017	Change	Percent Change
Gross margin	$54,637	$48,078	$6,559	13.6%
Depreciation, amortization and property taxes	7,181	6,773	408	6.0%
Other operating expenses	35,995	32,862	3,133	9.5%
Operating income	$11,461	$8,443	$3,018	35.7%

Excluding PESCO, operating income for the Unregulated Energy segment increased by $3.0 million for the nine months ended September 30, 2018, compared to the same period in 2017. Gross margin increased by $6.6 million, or 13.6 percent, due primarily to more normal weather, improved margins and growth in the Company’s propane operations and at Aspire Energy. This was offset by $3.1 million in higher operating expenses to support growth.

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The major components of the increase in gross margin (excluding PESCO results) are shown below:

(in thousands)	Margin Impact
Propane delivery operations - additional customer consumption - (weather)	$2,923
Propane delivery operations - increased margin driven by growth and other factors	1,552
Aspire Energy - customer consumption - (weather)	921
Aspire Energy - increased margin driven by growth and other factors	592
Growth in wholesale propane margins and sales	255
Other	316
Period-over-period increase in gross margin	$6,559
The key components of the increase in other operating expenses (excluding PESCO expenses) are as follows:

(in thousands)	Other Operating Expenses
Payroll expense (increased staffing and annual salary increases)	$1,430
Absence of Xeron Inc. ("Xeron") 2017 wind-down costs	(829)
Facilities and maintenance costs as a result of ongoing compliance activities	706
Other operating expenses including vehicle, credit collections, other taxes, sales and advertising costs	654
Incentive compensation costs (based on period-over-period results)	645
Benefits and employee-related costs(1)	442
Depreciation, amortization and property taxes associated with recent capital investments	410
Other	(325)
Period over period increase in other operating expenses	$3,133
(1) Since the Company self-insures for healthcare costs, benefits costs fluctuate depending upon filed claims

PESCO results

(in thousands)	PESCO
Nine Months Ended September 30,	2018	2017	Change	Percent Change
Gross margin	$4,512	$5,748	$(1,236)	(21.5)%
Depreciation, amortization and property taxes	456	111	345	310.8%
Other operating expenses	5,276	3,453	1,823	52.8%
Operating (loss) income	$(1,220)	$2,184	$(3,404)	(155.9)%

For the nine months ended September 30, 2018, PESCO's gross margin was lower by $1.2 million compared to the same period in 2017. The decreased margin reflected the impact of imbalance adjustments, the change in margin contribution from various asset management contracts, and MTM adjustments primarily during the first quarter of 2018 which largely offset the extraordinary costs of meeting demand requirements in the Mid-Atlantic region due to pipeline capacity constraints associated with the 2018 Bomb Cyclone and other market conditions. For the nine months ended September 30, 2018, PESCO's operating expenses increased by $1.8 million compared to the same period in 2017 including increased planned expenses to build out its staff, infrastructure and risk management systems to keep pace with its growth strategy and $596,000 in

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additional expenses related to its August 2017 acquisition of certain assets of ARM Energy Management, LLC ("ARM"), a natural gas supply and supply management company servicing customers in Western Pennsylvania.
Matters discussed in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2017 Annual Report on Form 10-K for further information on the risks and uncertainties related to the Company’s forward-looking statements.

Unless otherwise noted, earnings per share are presented on a diluted basis.

Conference Call

Chesapeake Utilities will host a conference call on Monday, November 12, 2018 at 10:30 a.m. Eastern Time to discuss the Company’s financial results for the quarter and nine months ended September 30, 2018.  To participate in this call, dial 855.801.6270 and reference Chesapeake Utilities’ 2018 Third Quarter Results Conference Call.  To access the replay recording of this call, the accompanying transcript, and other pertinent quarterly information, use the link CPK - Conference Call Audio Replay, or visit the Investors/Events and Presentations section of Company’s website at www.chpk.com.

About Chesapeake Utilities Corporation

Chesapeake Utilities is a diversified energy company engaged in natural gas distribution, transmission, gathering and processing, and marketing; electricity generation and distribution; propane gas distribution; and other businesses. Information about Chesapeake Utilities and its family of businesses is available at http://www.chpk.com or through its Investor Relations (IR) App.

Please note that Chesapeake Utilities Corporation is not affiliated with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma.

For more information, contact:

Beth W. Cooper
Senior Vice President and Chief Financial Officer
302.734.6799

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Financial Summary
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Gross Margin
Regulated Energy segment	$51,269	$46,909	$162,926	$151,147
Unregulated Energy segment	11,933	13,272	59,149	53,827
Other businesses and eliminations	(84)	(105)	(397)	(325)
Total Gross Margin	$63,118	$60,076	$221,678	$204,649

Operating Income
Regulated Energy segment	$15,915	$15,523	$56,930	$53,004
Unregulated Energy segment	(3,933)	(951)	10,241	10,626
Other businesses and eliminations	54	60	(1,481)	162
Total Operating Income	12,036	14,632	65,690	63,792

Other Expense, net	(11)	(154)	(204)	(1,855)
Interest Charges	4,430	3,321	11,976	9,133
Pre-tax Income	7,595	11,157	53,510	52,804
Income Taxes	2,057	4,324	14,731	20,781
Net Income	$5,538	$6,833	$38,779	$32,023

Earnings Per Share of Common Stock
Basic	$0.34	$0.42	$2.37	$1.96
Diluted	$0.34	$0.42	$2.36	$1.96

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Financial Summary Highlights

Key variances, between the three months ended September 30, 2017 and 2018, included:

(in thousands, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Third Quarter of 2017 Reported Results	$11,157	$6,833	$0.42

Increased (Decreased) Gross Margins:
Eastern Shore and Peninsula Pipeline service expansions*	3,616	2,636	0.16
Pass-through of lower taxes to regulated energy customers(1)	(1,993)	(1,454)	(0.09)
Implementation of Eastern Shore settled rates* (2)	1,161	847	0.05
Natural gas growth (excluding service expansions)	734	535	0.03
PESCO results (decrease primarily due to imbalance adjustments)	(629)	(459)	(0.03)
Retail margins per gallon	(469)	(342)	(0.02)
Florida electric reliability/modernization program*	464	339	0.02
Unregulated energy customer consumption	(374)	(273)	(0.02)
GRIP*	329	240	0.01
	2,839	2,069	0.11

Decreased (Increased) Other Operating Expenses:
Outside services and facilities maintenance costs (3)	(1,532)	(1,117)	(0.07)
Depreciation, asset removal and property tax costs due to new capital investments (3)	(1,447)	(1,055)	(0.06)
Benefits and other employee-related expenses (3)	(758)	(553)	(0.03)
Payroll expense (increased staffing and annual salary increases) (3)	(754)	(550)	(0.03)
Operating expenses to increase staffing, infrastructure and risk management systems necessary to support growth for PESCO	(452)	(330)	(0.02)
Early termination of facility lease due to consolidation of operations facilities(3)	(423)	(309)	(0.02)
	(5,366)	(3,914)	(0.23)

Interest charges	(1,109)	(809)	(0.04)
Income taxes - including TCJA impact - decreased effective tax rate for regulated energy	—	1,454	0.09
Income taxes - including TCJA impact - change in effective tax rate for unregulated energy and other operations	—	(151)	(0.01)
Net other changes	74	56	—
	(1,035)	550	0.04

Third Quarter of 2018 Reported Results	$7,595	$5,538	$0.34

(1) "Pass-through of lower taxes to regulated energy customers" represents the amounts that have already been refunded to customers or reserves established for future refunds and/or lower rates to customers in 2018 as a result of lower taxes due to the TCJA, which are offset by the corresponding decrease in federal income taxes and are expected to have no impact on net income.
(2) Excluding pass-through of lower taxes to regulated energy customers associated with the TCJA, which are broken out separately and discussed in footnote 1.
(3) Excluding incremental operating expenses for PESCO.

*See the Major Projects and Initiatives table later in this press release.

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Key variances, between the nine months ended September 30, 2017 and 2018, included:

(in thousands, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Nine Months Ended September 30, 2017 Reported Results	$52,804	$32,023	$1.96
Adjusting for unusual items:
One-time separation expenses associated with a former executive	(1,548)	(1,421)	(0.09)
Absence of Xeron expenses, including 2017 wind-down expenses	829	601	0.04
	(719)	(820)	(0.05)
Increased (Decreased) Gross Margins:
Pass-through of lower taxes to regulated energy customers(1)	(7,530)	(5,457)	(0.33)
Implementation of Eastern Shore settled rates* (2)	6,256	4,534	0.28
Eastern Shore and Peninsula Pipeline service expansions*	5,966	4,323	0.26
Return to normal weather	5,342	3,872	0.24
Natural gas growth (including customer and consumption growth, but excluding service expansions)	4,098	2,970	0.18
Unregulated energy growth excluding PESCO	1,704	1,234	0.08
Florida electric reliability/modernization program*	1,231	892	0.05
GRIP*	931	675	0.04
Non-recurring margin decrease at PESCO	(863)	(626)	(0.04)
Margin from PESCO operations	(373)	(271)	(0.02)
	16,762	12,146	0.74
Decreased (Increased) Other Operating Expenses:
Depreciation, asset removal and property tax costs due to new capital investments (3)	(3,401)	(2,465)	(0.15)
Payroll expense (increased staffing and annual salary increases)(3)	(3,287)	(2,382)	(0.15)
Facilities maintenance costs (3)	(2,275)	(1,649)	(0.10)
Operating expenses to increase staffing, infrastructure and risk management systems necessary to support growth for PESCO	(2,167)	(1,571)	(0.10)
Incentive compensation costs (based on period-over-period results)(3)	(1,046)	(758)	(0.05)
Vehicle, credit collections, other taxes, sales and advertising costs (3)	(1,010)	(732)	(0.04)
Benefits and other employee-related expenses (3)	(749)	(543)	(0.03)
Regulatory costs (3)	536	389	0.02
Early termination of facility lease due to consolidation of operations facilities(3)	(423)	(306)	(0.02)
	(13,822)	(10,017)	(0.62)

Interest charges	(2,843)	(2,060)	(0.13)
Income taxes - including TCJA impact - decreased effective tax rate for regulated energy	—	5,457	0.33
Income taxes - including TCJA impact - decreased effective tax rate for unregulated energy and other operations	—	1,087	0.07
Net other changes	1,328	963	0.06
	(1,515)	5,447	0.33

Nine Months Ended September 30, 2018 Reported Results	$53,510	$38,779	$2.36

(1) "Pass-through of lower taxes to regulated energy customers" represents amounts that have already been refunded to customers or reserves established for future refunds and/or lower rates to customers in 2018 as a result of lower taxes due to the TCJA, which are offset by the corresponding decrease in federal income taxes and are expected to have no impact on net income.
(2) Excluding pass-through of lower taxes to regulated energy customers associated with the TCJA, which are broken out separately and discussed in footnote 1
(3) Excluding incremental operating expenses for PESCO.
*See the Major Projects and Initiatives table later in this press release.

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14-14-14-14

Recently Completed and Ongoing Major Projects and Initiatives
The Company constantly seeks and develops additional projects and initiatives in order to further increase shareholder value and serve its customers. The following represent the major projects recently completed and currently underway. In the future, the Company will add new projects to this table as such projects are initiated.

	Gross Margin for the Period
	Three Months Ended		Nine Months Ended		Year Ended	Estimate for
	September 30,		September 30,		December 31,	Fiscal
in thousands	2018	2017	2018	2017	2017	2018	2019
Florida GRIP	$3,722	$3,393	$10,933	$10,002	$13,454	$14,287	$14,370
Eastern Shore Rate Case (1)	2,181	1,020	7,276	1,020	3,693	9,800	9,800
Florida Electric Reliability/Modernization Pilot Program (1)	464	—	1,231	—	94	1,558	1,558
New Smyrna Beach, Florida Project (1)	352	—	1,056	—	235	1,409	1,409
2017 Eastern Shore System Expansion Project - including interim services (1)	2,409	—	4,439	—	433	8,009	15,773
Northwest Florida Expansion Project (1)	1,307	—	2,177	—	—	3,484	6,500
(Palm Beach County) Belvedere, Florida Project (1)	—	—	—	—	—	—	2,023
Total	$10,435	$4,413	$27,112	$11,022	$17,909	$38,547	$51,433

(1) Gross margin amounts included in this table have not been adjusted to reflect the impact of the TCJA. Any refunds and/or rate reductions implemented in the Company's regulated businesses were or will be offset by lower federal income taxes due to the TCJA.

Ongoing Growth Initiatives

GRIP
GRIP is a natural gas pipe replacement program approved by the Florida Public Service Commission ("PSC") that allows automatic recovery in rates of capital related costs and a return on investment, associated with the replacement of mains and services. Since the program's inception in August 2012, we have invested $123.4 million to replace 261 miles of qualifying distribution mains, including $9.5 million during the first nine months of 2018. GRIP generated additional gross margin of $329,000 and $931,000 for the three and nine months ended September 30, 2018, respectively, compared to the same periods in 2017.
Regulatory Proceedings
Eastern Shore Rate Case/Settled Rates
Eastern Shore's rate case settlement agreement became final in April 2018, with settlement rates effective January 1, 2018. The final agreement increases Eastern Shore's annual operating income by $6.6 million, representing $9.8 million from increased rates, offset by $3.2 million in lower federal income taxes. For the three and nine months ended September 30, 2018, Eastern Shore recognized incremental gross margin of approximately $1.2 million and $6.3 million, respectively. As of September 30, 2018, Eastern Shore refunded its customers a total of $2.5 million related to the decrease in federal income taxes as a result of the TCJA.

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15-15-15-15

Florida Electric Reliability/Modernization Program
In December 2017, the Florida PSC approved a $1.6 million annualized rate increase, effective January 2018, for the recovery of a limited number of investments and costs related to reliability, safety and modernization for the Florida Public Utilities Company (“FPU”) electric distribution system. This increase will continue through at least the last billing cycle of December 2019. For the three and nine months ended September 30, 2018, additional margin of $464,000 and $1.2 million, respectively, was generated.

Major Projects and Initiatives Currently Underway
New Smyrna Beach, Florida Project
In the fourth quarter of 2017, the Company commenced construction of a 14-mile gas transmission pipeline to provide additional capacity to serve current and planned customer growth in the Company's New Smyrna Beach service area. The project was partially placed into service at the end of 2017 and is expected to be fully in service during the fourth quarter of 2018. For the three and nine months ended September 30, 2018, the project generated incremental gross margin of approximately $352,000 and $1.1 million, respectively, and is expected to generate $1.4 million annually.

2017 Eastern Shore System Expansion Project
In November 2017, Eastern Shore began construction of a $117.0 million system expansion that will increase its capacity by 26 percent once completed. The Company has invested $103.3 million through September 30, 2018 and expects to substantially complete the project during the remainder of 2018. The first phase of the project was placed into service in December 2017. Additional segments of the project were placed into service over the first nine months of 2018. The project generated $2.4 million and $4.4 million in incremental gross margin, including margin from interim services, during the three and nine months ended September 30, 2018, respectively. The project is expected to produce approximately $15.8 million annually in gross margin once complete through 2022, and $13.2 million in annual gross margin thereafter.

Northwest Florida Expansion Project
In the Company’s first expansion of natural gas service into Northwest Florida, Peninsula Pipeline has completed construction of transmission lines, and the Company's Florida natural gas division has completed construction of lateral distribution lines to serve several industrial customers. The project was placed into service in May 2018 and generated incremental gross margin of $1.3 million and $2.2 million for the three and nine months ended September 30, 2018, respectively. The estimated annual gross margin from this project is $6.5 million.

(Palm Beach County) Belvedere, Florida Project
Peninsula Pipeline is constructing a transmission line to deliver natural gas to the Company’s natural gas distribution system in West Palm Beach. The Company expects to complete this project by mid-2019 and estimates that the project will generate $2.0 million in annual gross margin.

Impact of Hurricane Michael
In October 2018, Hurricane Michael passed through the Company's electric distribution operation service territory in Northwest Florida. The hurricane caused widespread and severe damage to the Company's infrastructure resulting in 100% of its customers losing electrical service. The Company has restored power to those customers who are able to accept power following Hurricane Michael. Efforts to restore the severely damaged infrastructure will continue into the foreseeable future and the Company estimates that it will spend over $50.0 million towards these restoration and reliability efforts. Consistent with past practices, at the appropriate time, FPU will seek a recovery of the associated storm related costs. The Company has developed a preliminary range of the negative earnings impact on 2018’s results, which is estimated at $0.01-$0.03 per share.

Future Projects not included in the Table above

Del-Mar Energy Pathway Project
In September 2018, Eastern Shore filed with the Federal Energy Regulatory Commission, an application to construct the Del-Mar Energy Pathway project. The proposed project will provide an additional 14,300 dekatherms per day of capacity to four customers. The benefits of this project include additional natural gas transmission pipeline infrastructure in eastern Sussex County, Delaware, and the initial extension of Eastern Shore’s pipeline system into Somerset County, Maryland. The estimated annual gross margin from this project is $5.1 million.

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16-16-16-16

Other major factors influencing gross margin
Weather and Consumption
Weather did not materially impact results for the three months ended September 30, 2018. For the nine months ended September 30, 2018, colder temperatures, as compared to the prior year period contributed $5.3 million in incremental gross margin. While temperatures during the first nine months of 2018 were colder than the same period in 2017, temperatures were still warmer than normal, as shown in the table below. The Company estimates that it would have generated an additional $2.2 million in gross margin if temperatures for the nine months ended September 30, 2018 had been normal. The following table summarizes heating degree-days ("HDD") and cooling degree-days ("CDD") variances from the 10-year average HDD/CDD ("Normal") for the three and nine months ended September 30, 2018 and 2017.

HDD and CDD Information

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017	Variance	2018	2017	Variance
Delmarva
Actual HDD	10	16	(6)	2,729	2,262	467
10-Year Average HDD ("Delmarva Normal")	61	61	—	2,846	2,850	(4)
Variance from Delmarva Normal	(51)	(45)		(117)	(588)
Florida
Actual HDD	—	—	—	507	298	209
10-Year Average HDD ("Florida Normal")	—	—	—	533	555	(22)
Variance from Florida Normal	—	—		(26)	(257)
Ohio
Actual HDD	55	80	(25)	3,707	3,070	637
10-Year Average HDD ("Ohio Normal")	91	92	(1)	3,774	3,866	(92)
Variance from Ohio Normal	(36)	(12)		(67)	(796)
Florida
Actual CDD	1,613	1,526	87	2,704	2,606	98
10-Year Average CDD ("Florida CDD Normal")	1,535	1,542	(7)	2,593	2,579	14
Variance from Florida CDD Normal	78	(16)		111	27
Natural Gas Distribution Customer and Consumption Growth
The Company's natural gas distribution operations generated $734,000 and $4.1 million of additional margin for the three and nine months ended September 30, 2018, respectively. The breakdown of the increased margin is as follows:

	Three Months Ended	Nine Months Ended
(in thousands)	September 30, 2018	September 30, 2018
Customer growth:
Residential	$309	$1,171
Commercial and industrial, excluding new service in Northwest Florida	283	927
New service in Northwest Florida	305	652
Total customer growth	897	2,750

Volume growth:
Residential	(239)	613
Commercial and industrial	57	1,030
Other - including unbilled revenue	19	(295)
Total volume growth	(163)	1,348

Total natural gas distribution growth	$734	$4,098

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17-17-17-17

Customer growth for the Company's natural gas distribution operations generated $897,000 and $2.8 million in additional gross margin for the three and nine months ended September 30, 2018, respectively, compared to the same periods in 2017. The additional margin was generated from an increase of approximately 3.9 percent in the average number of residential customers served, growth in volumes delivered to commercial and industrial customers on the Delmarva Peninsula and in Florida, and new service initiated to customers in Northwest Florida.

Lower consumption by natural gas distribution customers reduced margin by $163,000 during the third quarter of 2018 compared to the same period in 2017. The lower consumption was due primarily to a decline in residential consumption in Florida, as compared to the increased customer consumption due to Hurricane Irma in the prior year period. These businesses generated $1.3 million in additional gross margin for the nine months ended September 30, 2018, compared to the same period in 2017, from higher consumption by residential and commercial customers.
Propane Operations
Gross margin generated by the Company’s propane operations decreased by $834,000 during the three months ended September 30, 2018, compared to the same period in 2017, as a result of lower retail margins per gallon and the timing of propane deliveries to customers. Customer consumption for the Company's Florida propane operations was higher during the third quarter of 2017 due to the impact of Hurricane Irma.

For the nine months ended September 30, 2018, the Company's propane operations generated $4.9 million in incremental margin compared to the same period in 2017. More normal temperatures accounted for $2.9 million of the margin increase during the nine months ended September 30, 2018. The balance of the increase reflected increased customer growth, continued expansion of Alliance AutoGas through the addition of new customers, higher sales and revenues from service contracts and increased wholesale sales activities.

PESCO
PESCO's gross margin for the three and nine months ended September 30, 2018 decreased by $629,000 and $1.2 million, respectively, compared to the same periods in 2017. The following table summarizes the changes in PESCO’S year-over-year margin for the three and nine months ended September 30, 2018:

	Three Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2018
(in thousands)
2017 Gross margin	$1,360	$5,749
Imbalance positions and true up	(493)	(493)
Margin changes from growth and the acquisition of certain assets from ARM in 2017	(136)	119
Non-recurring margin factors - change in gross margin contribution from various asset management agreements, MTM impact, Bomb Cyclone impact and other adjustments	—	(863)
2018 Gross margin	$731	$4,512

PESCO generated an operating loss of $1.1 million for the three months ended September 30, 2018, compared to a loss of $63,000 during the prior year period. The quarter-over-quarter decreased results reflect lower gross margin growth accompanied by a $452,000 increase in planned operating expenses as a result of increased staffing, infrastructure and risk management system costs as PESCO executes its growth strategy.

For the nine months ended September 30, 2018, PESCO reported an operating loss of $1.2 million, compared to operating income of $2.2 million during the prior year period. The year-over-year operating loss primarily reflects increased expenses incurred for the reasons discussed in the paragraph above, $596,000 in additional expenses related to the acquisition of certain assets from ARM, as well as the impact of several non-recurring margin adjustments, largely during the first quarter of 2018.
Xeron
Xeron's operations were wound down during the second quarter of 2017. Operating income for the Company's Unregulated Energy Segment for the nine months ended September 30, 2018, improved by $829,000, compared to the prior year period due to the absence of Xeron's 2017 wind-down expenses and operating losses.

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18-18-18-18

Capital Investment Growth and Financing Plan
Capital expenditures totaled $176.1 million for the nine months ended September 30, 2018. The Company currently projects capital expenditures of approximately $216.4 million for 2018. Forecasted capital expenditures by segment and business line are shown below:

2018
(dollars in thousands)
Regulated Energy:
Natural gas distribution	$65,594
Natural gas transmission	110,813
Electric distribution	8,930
Total Regulated Energy	185,337
Unregulated Energy:
Propane distribution	13,359
Other unregulated energy	7,413
Total Unregulated Energy	20,772
Other:
Corporate and other businesses	10,289
Total Other	10,289
Total 2018 Forecasted Capital Expenditures	$216,398

The Company's target equity to total capitalization ratio, including short-term borrowings, is between 50 and 60 percent. Over the past several years, the Company has been deploying increased amounts of capital on new projects, many of which have longer construction periods. The Company seeks to align the permanent financing of these capital projects with their in-service dates to the extent feasible.
In 2017, the Company refinanced $70.0 million of short-term debt as 3.25 percent senior notes.  The Company previously executed a shelf agreement with New York Life Investors LLC, subsequently issued $50.0 million of unsecured senior notes in May 2018 and will issue an additional tranche by November 2018 at an average interest rate of 3.53 percent for 20 years.
In September 2018, the Company amended the shelf agreement with PGIM, Inc., formerly known as Prudential Investment Management Inc. (“Prudential”), pursuant to which the Company may request that Prudential purchase up to $150.0 million of the Company's unsecured debt over a three year period which expires in August 2021. Following this amendment, in September 2018, Prudential accepted the Company’s request to purchase $100.0 million of notes on or before August 20, 2019. The new notes will bear interest at the rate of 3.98% and have a maturity date not to exceed 20 years from the date of issuance. The Company expects to access additional permanent capital to align the financing with new investments and to maintain a solid balance sheet to support future capital deployment.

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19-19-19-19

Chesapeake Utilities Corporation and Subsidiaries Condensed Consolidated Statements of Income (Unaudited) (in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating Revenues
Regulated Energy	$72,770	$69,703	$252,667	$238,353
Unregulated Energy and other	67,509	57,233	263,632	198,827
Total Operating Revenues	140,279	126,936	516,299	437,180
Operating Expenses
Regulated Energy cost of sales	21,501	22,794	89,741	87,206
Unregulated Energy and other cost of sales	55,660	44,066	204,880	145,325
Operations	32,821	29,274	101,804	91,778
Maintenance	3,208	2,737	10,419	9,370
Gain from a settlement	—	—	(130)	(130)
Depreciation and amortization	10,633	9,362	30,176	27,267
Other taxes	4,420	4,071	13,719	12,572
Total operating expenses	128,243	112,304	450,609	373,388
Operating Income	12,036	14,632	65,690	63,792
Other expense, net	(11)	(154)	(204)	(1,855)
Interest charges	4,430	3,321	11,976	9,133
Income Before Income Taxes	7,595	11,157	53,510	52,804
Income taxes	2,057	4,324	14,731	20,781
Net Income	$5,538	$6,833	$38,779	$32,023
Weighted Average Common Shares Outstanding:
Basic	16,378,545	16,344,442	16,366,608	16,334,210
Diluted	16,428,439	16,389,635	16,416,255	16,378,633
Earnings Per Share of Common Stock:
Basic	$0.34	$0.42	$2.37	$1.96
Diluted	$0.34	$0.42	$2.36	$1.96

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20-20-20-20

Chesapeake Utilities Corporation and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

Assets	September 30, 2018	December 31, 2017
(in thousands, except shares and per share data)
Property, Plant and Equipment
Regulated Energy	$1,242,840	$1,073,736
Unregulated Energy	220,721	210,682
Other businesses and eliminations	34,975	27,699
Total property, plant and equipment	1,498,536	1,312,117
Less: Accumulated depreciation and amortization	(295,449)	(270,599)
Plus: Construction work in progress	60,243	84,509
Net property, plant and equipment	1,263,330	1,126,027
Current Assets
Cash and cash equivalents	6,215	5,614
Trade and other receivables (less allowance for uncollectible accounts of $987 and $936, respectively)	52,660	77,223
Accrued revenue	12,352	22,279
Propane inventory, at average cost	7,444	8,324
Other inventory, at average cost	4,786	12,022
Regulatory assets	6,891	10,930
Storage gas prepayments	6,989	5,250
Income taxes receivable	8,725	14,778
Prepaid expenses	9,775	13,621
Derivative assets, at fair value	10,568	1,286
Other current assets	2,557	7,260
Total current assets	128,962	178,587
Deferred Charges and Other Assets
Goodwill	19,604	19,604
Other intangible assets, net	4,073	4,686
Investments, at fair value	7,951	6,756
Regulatory assets	76,343	75,575
Other assets	5,293	3,699
Total deferred charges and other assets	113,264	110,320
Total Assets	$1,505,556	$1,414,934

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21-21-21-21

Chesapeake Utilities Corporation and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

Capitalization and Liabilities	September 30, 2018	December 31, 2017
(in thousands, except shares and per share data)
Capitalization
Stockholders' equity
Preferred stock, par value $0.01 per share (authorized 2,000,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 50,000,000 shares)	7,971	7,955
Additional paid-in capital	255,509	253,470
Retained earnings	249,805	229,141
Accumulated other comprehensive loss	(4,987)	(4,272)
Deferred compensation obligation	3,818	3,395
Treasury stock	(3,818)	(3,395)
Total stockholders' equity	508,298	486,294
Long-term debt, net of current maturities	241,597	197,395
Total capitalization	749,895	683,689
Current Liabilities
Current portion of long-term debt	9,613	9,421
Short-term borrowing	268,293	250,969
Accounts payable	60,228	74,688
Customer deposits and refunds	34,887	34,751
Accrued interest	3,969	1,742
Dividends payable	6,060	5,312
Accrued compensation	10,396	13,112
Regulatory liabilities	9,099	6,485
Derivative liabilities, at fair value	9,774	6,247
Other accrued liabilities	14,819	10,273
Total current liabilities	427,138	413,000
Deferred Credits and Other Liabilities
Deferred income taxes	146,814	135,850
Regulatory liabilities	141,840	140,978
Environmental liabilities	7,941	8,263
Other pension and benefit costs	28,839	29,699
Deferred investment tax credits and other liabilities	3,089	3,455
Total deferred credits and other liabilities	328,523	318,245
Total Capitalization and Liabilities	$1,505,556	$1,414,934

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22-22-22-22

Chesapeake Utilities Corporation and Subsidiaries Distribution Utility Statistical Data (Unaudited)

	For the Three Months Ended September 30, 2018				For the Three Months Ended September 30, 2017
	Delmarva NG Distribution	Chesapeake Utilities Florida NG Division	FPU NG Distribution	FPU Electric Distribution	Delmarva NG Distribution	Chesapeake Utilities Florida NG Division	FPU NG Distribution	FPU Electric Distribution
Operating Revenues (in thousands)
Residential	$5,497	$1,290	$5,601	$13,991	$5,705	$1,247	$6,544	$14,112
Commercial	4,961	1,424	5,354	11,245	5,888	1,344	6,070	11,701
Industrial	1,722	3,068	4,723	361	1,700	1,524	5,025	748
Other (1)	854	500	1,712	(1,767)	92	954	(854)	(2,481)
Total Operating Revenues	$13,034	$6,282	$17,390	$23,830	$13,385	$5,069	$16,785	$24,080

Volume (in Dts for natural gas and MWHs for electric)
Residential	180,396	53,051	214,213	96,218	184,993	53,228	247,118	93,889
Commercial	427,173	1,158,545	337,091	92,416	449,543	1,172,625	366,318	88,917
Industrial	1,213,527	6,511,997	1,130,299	3,180	1,169,465	2,393,709	1,082,701	4,340
Other	26,648	—	434,976	1,913	35,519	—	334,882	1,880
Total	1,847,744	7,723,593	2,116,579	193,727	1,839,520	3,619,562	2,031,019	189,026

Average Customers
Residential	70,795	16,484	55,763	24,811	68,118	15,782	54,543	24,628
Commercial(2)	6,907	1,509	3,912	7,507	6,782	1,425	4,007	7,455
Industrial(2)	161	17	2,329	2	145	78	2,132	2
Other	5	—	12	—	3	—	—	—
Total	77,868	18,010	62,016	32,320	75,048	17,285	60,682	32,085

Chesapeake Utilities Corporation and Subsidiaries Distribution Utility Statistical Data (Unaudited)

	For the Nine Months Ended September 30, 2018				For the Nine Months Ended September 30, 2017
	Delmarva NG Distribution	Chesapeake Utilities Florida NG Division	FPU NG Distribution	FPU Electric Distribution	Delmarva NG Distribution	Chesapeake Utilities Florida NG Division	FPU NG Distribution	FPU Electric Distribution
Operating Revenues (in thousands)
Residential	$54,819	$4,510	$24,488	$35,338	$42,511	$4,165	$24,945	$33,915
Commercial	28,655	4,669	20,489	28,879	23,724	4,262	23,114	31,190
Industrial	6,015	7,794	16,314	1,131	5,383	4,860	15,727	1,952
Other (1)	(4,498)	1,489	(2,406)	(4,415)	(1,586)	2,819	(4,909)	(4,277)
Total Operating Revenues	$84,991	$18,462	$58,885	$60,933	$70,032	$16,106	$58,877	$62,780

Volume (in Dts for natural gas and MWHs for electric)
Residential	3,180,160	278,976	1,066,559	241,428	2,576,001	253,888	1,022,598	224,513
Commercial	2,844,296	3,526,943	1,304,827	233,223	2,445,262	3,991,244	1,426,875	229,545
Industrial	4,030,716	13,278,643	3,680,779	11,810	3,749,961	8,519,221	3,372,394	12,250
Other	56,941	—	1,419,623	5,716	66,273	—	1,281,993	5,627
Total	10,112,113	17,084,562	7,471,788	492,177	8,837,497	12,764,353	7,103,860	471,935

Average Customers
Residential	71,022	16,366	55,541	24,723	68,419	15,739	54,312	24,549
Commercial(2)	6,975	1,509	3,923	7,494	6,843	1,417	4,084	7,443
Industrial(2)	155	16	2,289	2	145	78	2,042	2
Other	5	—	11	—	6	—	—	—
Total	78,157	17,891	61,764	32,219	75,413	17,234	60,438	31,994

(1)
Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties, and adjustments or changes in taxes, such as the TCJA, which are passed through to customers. This amount also includes the reserve for estimated customer refunds associated with the TCJA.

(2)	Certain volumes and customers have been reclassified when compared to the prior year for consistency with current year presentation.